UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015 (March 24, 2015)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Chief Executive Officer; (c) Appointment of Executive Vice Chairman and Interim Chief Executive Officer

F. William Grube

On March 26, 2015, Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership), announced the appointment of F. William Grube to a newly formed position of Executive Vice Chairman, effective April 1, 2015. In connection with Mr. Grube’s promotion, he resigned as the Chief Executive Officer of the Company. There were no changes to the compensation Mr. Grube receives from the Company as a result of this appointment. Information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K are provided under Item 10. “Directors, Executive Officers of Our General Partner and Corporate Governance” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014.

William H. Hatch

On March 26, 2015, the Company also announced the appointment of William H. Hatch as the Interim Chief Executive Officer of the Company, effective April 1, 2015. Prior to joining the Company, Mr. Hatch, 62, served as Vice President Operations-Chief Operating Officer of CITGO Petroleum Corporation before his retirement in 2008, having served CITGO in various roles of increasing responsibility since 1975. Mr. Hatch received his B.S. in Chemical Engineering from Tulane University in 1975 and his MBA from McNeese State University in 1980.

On March 24, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hatch for a term ending on March 31, 2016. Under the Employment Agreement, Mr. Hatch will receive a base salary of $500,000 per annum and a restricted unit award issued under the Partnership’s long-term incentive plan with a grant date fair value of $250,000. Further, Mr. Hatch is eligible to receive a quarterly performance bonus of up to $62,500 based on his individual performance in accomplishing certain key goals established by the Board.

Additionally, the Employment Agreement provides that if Mr. Hatch terminates his employment from the Company prior to March 31, 2016, he will be entitled to a severance payment equal to one month’s worth of his base salary. Further, if Mr. Hatch’s employment is terminated by the Company without cause (as defined in the Employment Agreement), he will be entitled to a severance payment equal to the greater of (i) three months’ worth of his base salary or (ii) 50% of his base salary due for the remainder of the term. These severance payments are expressly conditioned on Mr. Hatch’s compliance with the confidentiality, non-competition, non-solicitation and other restrictive covenants under the Employment Agreement as well as his execution of a release of claims provided by the Company.

There are no family relationships among Mr. Hatch and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Hatch that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing these management appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 26, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: March 26, 2015	By:	/s/ R. Patrick Murray, II

	Name:	R. Patrick Murray, II
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated March 26, 2015